UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 18, 2016

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On May 18, 2016, in connection with the public offering (i) by Tesla Motors, Inc. (the “Company”) of 6,519,656 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and up to an additional 1,395,348 shares of Common Stock pursuant to an option granted to the underwriters of the Offering (as defined below) to purchase such shares; and (ii) by Elon Musk, the Company’s Chief Executive Officer, of 2,782,670 shares of Common Stock, pursuant to a Registration Statement on Form S-3 (File No. 333- 211437) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Offering”), the holders of at least the minimum number of securities of the Company required to waive certain registration rights under the Company’s investors’ rights agreement waived their registration rights thereunder related to the Offering. A copy of the waiver is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events

On May 18, 2016, the Company issued a press release announcing the Offering, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Waiver to Fifth Amended and Restated Investors’ Rights Agreement, dated as of May 18, 2016, between Tesla Motors, Inc. and certain holders of the capital stock of Tesla Motors, Inc. named therein.

99.1	Press release issued by Tesla Motors, Inc. dated May 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

	By:	/s/ Jason Wheeler
Jason Wheeler
Chief Financial Officer

Date: May 24, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Waiver to Fifth Amended and Restated Investors’ Rights Agreement, dated as of May 18, 2016, between Tesla Motors, Inc. and certain holders of the capital stock of Tesla Motors, Inc. named therein.

99.1	Press release issued by Tesla Motors, Inc. dated May 18, 2016.